EXHIBIT 5.0


               OPINION AND CONSENT OF GIBSON, DUNN & CRUTCHER LLP

            [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP APPEARS HERE]


September 29, 2000



Building Materials Holding Corporation
One Market Plaza
Steuart Tower, Suite 2650
San Francisco, CA  94105


Ladies and Gentlemen:

Re:  Registration Statement on Form S-8

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 200,000 shares of Common Stock of Building Materials Holding Corporation (the "Company") under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      \s\ GIBSON, DUNN & CRUTCHER LLP

                                      GIBSON, DUNN & CRUTCHER LLP